Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated August 30, 2024 with respect to the financial statements of Applied Digital Corporation (the “Company”) for the year ended May 31, 2024 included in the Annual Report on Form 10-K of the Company for the year ended May 31, 2026. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY
September 25, 2026